Exhibit 2.3
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
This Second Amendment to Purchase and Sale Agreement (this “Second Amendment”), dated January 5, 2023, is by and between Midland-Petro D.C. Partners, LLC, a Texas limited liability company, and Collegiate Midstream, a Texas limited liability (each, a “Seller Party,” and collectively, “Seller”), and Northern Oil and Gas, Inc., a Delaware corporation (“Buyer”). Seller and Buyer may be referred to collectively as the “Parties” and individually as a “Party.” Unless otherwise indicated, capitalized terms used herein shall have the meaning set forth in the NOG PSA (defined below).
WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement, dated October 18, 2022, as amended by that certain First Amendment to Purchase and Sale Agreement, dated December 13, 2022 (as amended, the “NOG PSA”), whereby Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, the Assets, in the manner and upon the terms set forth therein; and
WHEREAS, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, an additional undivided 3.25% of 8/8ths interest in the properties comprising the Assets under the same terms and conditions as provided in the NOG PSA; and
WHEREAS, the Parties desire to enter into this Second Amendment to set forth the Parties’ agreements with respect to the purchase and sale of such additional undivided 3.25% of 8/8ths interest;
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I. AMENDMENTS
1.    Section 2.1 of the NOG PSA (Assets) is hereby amended by deleting “36.708%” in each instance in which it appears and replacing it with “39.958%”.
2.    Section 3.1 of the NOG PSA (Consideration) is hereby amended by deleting the phrase “Three Hundred Thirty Million dollars ($330,000,000) (the “Purchase Price”)” and replacing it with the following:
“Three Hundred Fifty-Nine Million Two Hundred Seventeen Thousand Sixty-Four dollars ($359,217,064) (the “Purchase Price”).”
3.    Section 16.5 of the NOG PSA (Tag Along Parties) is hereby deleted in its entirety.
4.    Section 16.21 of the NOG PSA (Option to Purchase Additional Interests) is hereby deleted in its entirety.
5.    Schedule 8.8(a) of the NOG PSA (Material Contracts) and Schedule 8.13 of the NOG PSA (Taxes) are hereby amended to add the following contract to each such schedule:
“Tax Partnership Agreement of the MPDC-Andros Tax Partnership, dated July 30, 2021, between Midland-Petro D.C. Partners, LLC, a Texas limited liability company, and Andros Permian LLC, a Delaware limited liability company, as amended by that certain Amendment No. 1 to Tax Partnership Agreement, dated December 29, 2022.”
6.    The definition of “Retained Liabilities” is hereby amended to delete the language in clause (c)(ii) in its entirety and replace it with: “Liabilities under or attributable to the F&D Agreement or the MPDC-Andros Tax Partnership Agreement”.
7.    The following definitions are hereby added, in alphabetical order, to Appendix I of the NOG PSA:
“MPDC-Andros Tax Partnership Agreement” means that certain Tax Partnership Agreement of the MPDC-Andros Tax Partnership, dated July 30, 2021, between Midland-Petro D.C. Partners, LLC, a Texas limited liability company, and Andros Permian LLC, a Delaware limited liability company, as amended by that certain Amendment No. 1 to Tax Partnership Agreement, dated December 29, 2022.”

8.    The following definitions are hereby deleted in their entirety from Appendix I of the NOG PSA:
“Additional Asset Amendment” has the meaning set forth in Section 16.21(b).”
“Additional Asset Offer” has the meaning set forth in Section 16.21(b).”
“Additional Assets” has the meaning set forth in Section 16.21(b).”
“Additional Interest” has the meaning set forth in Section 16.21(a).”
“Additional Interest Amendment” has the meaning set forth in Section 16.21(a).”
“Additional Interest Election” has the meaning set forth in Section 16.21(a).”
“Tag Along Parties” has the meaning set forth in Section 16.6.”
9.    Exhibit A to the NOG PSA is hereby amended by deleting therefrom the Leases described on Attachment A to this Amendment (the “Excluded Punitive Consent Leases”).
10.    Exhibit F to the NOG PSA (Allocated Values) is hereby deleted in its entirety and replaced with Attachment B attached hereto.
11.    Exhibit G to the NOG PSA (Form of Assignment) is hereby amended by deleting “36.708%” in each instance in which it appears and replacing it with “39.958%.”
12.    Exhibit H to the NOG PSA (Form of Joint Operating Agreement) is hereby amended to replace Annex I as it relates to Buyer and replace it with Attachment C attached hereto.
13.    Exhibit I to the NOG PSA (Tag Along Parties) is hereby deleted in its entirety.
14.    Exhibit J to the NOG PSA (Form of Closing Memorandum) is hereby deleted in its entirety and replaced with Attachment D hereto.”
15.    Schedule 2.2 to the NOG PSA (Excluded Assets) is hereby amended by (a) deleting the footer “Schedule 2.2(c)” in each instance in which it appears and replacing it with “Schedule 2.2”; and (b) adding to such Schedule 2.2 the Excluded Punitive Consent Leases.
ARTICLE III. REPRESENTATIONS AND MISCELLANEOUS
1.    Buyer Consent. Buyer consents to the amendment of the MPDC-Andros Tax Partnership Agreement so that immediately following the closing of the transactions contemplated by the NOG PSA, the assets of the Tax Partnership shall be deemed distributed to the Parties thereto and the Tax Partnership shall be deemed terminated pursuant to Code §708(b)(1).
2.    Seller’s Representations. Seller hereby represents to Buyer that (a) the execution, delivery and performance by each Seller Party of this Second Amendment has been duly and validly authorized and approved by all necessary action on the part of such Seller Party; (b) this Second Amendment is the valid and binding obligation of each Seller Party and enforceable against each Seller Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.    Buyer’s Representations. Buyer hereby represents to Seller that (a) the execution, delivery and performance by Buyer of this Second Amendment has been duly and validly authorized and approved by all necessary action on the part of Buyer; and (b) this Second Amendment is the valid and binding obligation of Buyer and enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.    Miscellaneous. This Second Amendment is entered into in connection with the NOG PSA and any reference herein to the NOG PSA shall be a reference to the NOG PSA as amended by the First Amendment and this Second Amendment. The Parties hereby ratify and confirm the terms and provisions of the NOG PSA, as amended hereby, for all purposes. In the event of a conflict between the terms of this Second Amendment and the terms of the NOG PSA, the terms of this Second Amendment shall control. The provisions of Article 16 (other than Sections 16.2 through 16.6, 16.8, 16.11 and 16.21) of the NOG PSA are incorporated herein by reference, mutatis mutandis.
[Signature Page to Follow]

IN WITNESS WHEREOF, this Second Amendment has been signed by each of the Parties as of the date set forth above, but effective as of the Second Amendment Effective Date.

SELLER:
MIDLAND-PETRO D.C. PARTNERS, LLC

/s/ David H. Arrington
Name:	David H. Arrington
Title:	Manager

COLLEGIATE MIDSTREAM, LLC

/s/ David H. Arrington
Name:	David H. Arrington
Title:	Manager

BUYER:
NORTHERN OIL AND GAS, INC.

/s/ Erik Romslo
Name:	Erik Romslo
Title:	Chief Legal Officer

[Signature Page to Second Amendment to Purchase and Sale Agreement]